UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-54361	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported, Skyline Medical Inc. (f/k/a BioDrain Medical, Inc.) (the “Company”) entered into a separation agreement dated September 14, 2012 with its former Chief Executive Officer, Kevin Davidson (the “Prior Agreement”). On September 18, 2013, the Company entered into an agreement with Mr. Davidson (the “Amended Agreement”) that amends certain terms and supersedes the Prior Agreement. Under the Amended Agreement, the Company acknowledges Davidson’s rights under option agreements dated June 5, 2008 and August 1, 2011, limits Davidson’s ability to sell Company shares to 50,000 shares in a given month, and provides that the Company is not required to issue to Mr. Davidson warrants to purchase a total of 800,000 shares of the Company’s common stock that were required to be issued under the Prior Agreement. The Company also agreed to pay Mr. Davidson an aggregate of $20,000.00 in two installments. The Amended Agreement also contains mutual releases covering claims other than a breach of the separation agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2013

SKYLINE MEDICAL, INC.

By:	/s/ Josh Kornberg
Josh Kornberg
President and Chief Executive Officer